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                                                                EXHIBIT 23.1


                        Consent of Independent Auditors


The Board of Directors
Electric Lightwave, Inc.


We consent to the use of our report included herein and to the references to our firm under the headings "Summary Financial and Other Operating Data," "Selected Financial and Operating Data" and "Experts" in the prospectus.


                                                        KPMG PEAT MARWICK LLP


New York, New York
September 9, 1997